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                                  EXHIBIT 10.18

                              EMPLOYMENT AGREEMENT

     This AGREEMENT ("Agreement"), effective as of July 1, 2001, is entered into by and between, THOMAS W. STEIPP ("Executive") and SYMMETRICOM, INC. (the "Company").

1.   Employment Period.
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     (a) Basic Term. Company shall employ Executive from the date of this
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Agreement through December 31, 2001 (the "Term Date"), or such later date through which this Agreement may be extended under Section 1(b), unless Executive is terminated sooner in accordance with Section 4.

     (b) Renewal. Unless terminated sooner in accordance with Section 4, this
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Agreement shall be renewed for an additional one (1) year period on the Term
Date and on each anniversary thereof, unless one party gives to the other advance written notice of nonrenewal at least sixty (60) days prior to such date. Company may elect not to renew this Agreement only for Cause, within the meaning of Section 4(g).

2.   Position and Responsibilities.
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     (a) Position. Executive accepts employment with Company as Chief Executive
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Officer and shall perform all services appropriate to that position.

     (b) Outside Activity. Except upon the prior written consent of Company,
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Executive, during his employment with Company, shall not engage, directly or indirectly, in any other business, commercial, or professional activity (whether or not pursued for pecuniary advantage) that is or may be competitive with Company, create a conflict of interest with Company, or otherwise interfere with the business of Company or any of its affiliates.

3.   Compensation and Benefits.
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     (a) Base Salary. Executive's base salary shall be at the annual rate of
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$345,000 for fiscal 2001. At or near each fiscal year thereafter, Executive's annual base salary shall be increased by an amount mutually determined by Executive and the Board of Directors; provided, however, that in no event shall the annual increase be less than the percentage increase during the preceding calendar year as determined with reference to the U.S. Department of Labor and Bureau of Labor Statistics' Consumer Price Index for the San Francisco Metropolitan Area.

     (b) Incentive Compensation. Executive shall participate in the Company's
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Management Incentive Plan, the terms of which shall be determined each fiscal year by the Board of Directors. For fiscal year 2001 and subsequent years, Executive shall be eligible to earn up to 130% of Executive's Base Salary as Incentive Compensation ("Target Bonus"). The balance of Executive's fiscal 2001 Incentive Compensation shall be determined according to the profit-

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based formula previously established by the Board of Directors at its first regularly scheduled fiscal year 2002 meeting.

     (c) Equity Compensation. The parties acknowledge that Executive has the
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same right to participate in the Company's current Stock Option Plan and in future Stock Option Plans as other Company executives.

     (d) Relocation Assistance. The parties acknowledge that Company has
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provided Executive certain assistance in relocating to the San Francisco Bay
Area from Atlanta, Georgia, including the extension of two loans, the principal terms and conditions of which are as follows:

         (i)   Interest-Bearing Loan. Company has loaned Executive the principal
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     amount of $400,000, with an interest rate of 6.0% (the "Interest-Bearing
     Loan"), and has agreed to forgive such principal and interest in four equal installments. The first three forgiveness installments were made on June 30, 1998, June 30, 1999 and June 30, 2000. The final forgiveness installment is due on June 30, 2001. Except as provided in Section 4, Executive shall be responsible for paying any income taxes that may become due on any income he may realize as a result of such forgiveness installments.

         (ii)  Interest-Free Loan. Company has loaned Executive the principal
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     amount of $500,000, free of interest (the "Interest-Free Loan"). This loan is intended to qualify as a relocation loan under Section 7872 of the Internal Revenue Code. Except as provided in Section 4 of this Agreement, the Interest-Free Loan shall become: (y) due and payable in a single installment on the tenth (10th) anniversary of its making; and (z) interest-bearing in the event Executive ceases to be an employee of Company.

     (e) Benefits. Executive shall receive the following benefits:
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         (i)   eligibility to participate in the SymmetriCom Executive Medical
               Plan;
         (ii)  long-term disability insurance coverage;
         (iii) life insurance coverage;
         (iv) eligibility to participate in Company's retirement and deferred compensation plans; and
         (v)   four weeks' annual paid vacation.

     (f) Business Equipment. Company shall furnish Executive with such
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computers, software, peripheral equipment and Internet access as Executive shall reasonably require for his business and home offices, and shall pay the associated monthly maintenance and access costs therefor. Company also shall furnish Executive with a cellular telephone, and shall pay the monthly telephone bill therefor.

4.   Termination of Employment.
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     (a) By Death. Executive's employment shall terminate upon his death. In the
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event of such termination, Company shall: (i) pay to Executive's estate each month through the end of the second month following the month in which Executive's death occurred an amount equal to the monthly salary to which Executive was entitled under Section 3(a) at the time of his death;

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(ii) promptly transfer to Executive's estate any accrued but unpaid incentive compensation to which Executive may have been entitled under Section 3(b); and
(iii) promptly reimburse Executive's estate for any outstanding reasonable business expenses incurred by Executive prior to his death. Thereafter, Company's obligations hereunder shall terminate. This Section shall not affect entitlement of Executive's estate or beneficiaries to death benefits under any benefit provided to Executive by Company.

     (b) By Disability. This Agreement shall terminate as of the end of the
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calendar month in which Executive: (i) is and has been during each of the immediately preceding five (5) or more consecutive whole calendar months unable to perform his duties under this Agreement because of mental or physical illness or injury; and (ii) has been determined by the insurer that issued the Company's long-term disability policy in effect pursuant to Section 3(e) to be eligible to commence receiving long-term disability benefits. In the event of such termination, Company shall: (w) pay Executive the salary to which he is entitled pursuant to Section 3(a) through the date of termination; (x) promptly transfer to Executive's estate any accrued but unpaid incentive compensation to which Executive may have been entitled under Section 3(b); and (y) promptly reimburse Executive for any outstanding reasonable business expenses incurred by Executive prior to his termination. Thereafter, the obligations of Company shall terminate. This Section shall not in any way diminish Executive's right to receive disability insurance proceeds.

     (c) By Company For Cause. Company may terminate Executive's employment for
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Cause (as defined in Section 4(g)) without notice at any time after the written warning and minimum cure period have been provided in accordance with Section 4(g). In the event of such termination, Company shall: (i) pay Executive the salary to which he is entitled pursuant to Section 3(a) through the date of termination; (ii) promptly transfer to Executive any accrued but unpaid incentive compensation to which he is entitled pursuant to Section 3(b); and
(iii) promptly pay any outstanding reasonable business expenses incurred by Executive prior to such termination. Thereafter, the obligations of Company shall terminate.

     (d) By Company Other Than For Cause or By Executive For Good Reason. Except
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as expressly provided in Section 4(b) or 4(e), if Executive is terminated from
Company other than for Cause, or if Company fails to renew this Agreement other than for Cause, or if Executive resigns from Company for Good Reason within a reasonable period following the event constituting Good Reason, then Company shall:

         (i) within thirty (30) days of such termination, pay Executive a lump sum equal to the sum of (A) Executive's annual base salary as in effect as of the date of such termination, and (B) 100% of Executive's Target Bonus for the year prior to the year in which the termination occurs;

         (ii) provide to Executive one hundred percent (100%) Company-paid health, dental, vision and life insurance coverage at the same level of coverage as was provided to Executive immediately prior to the date of termination (the "Company-Paid Coverage"). If such coverage included the Executive's dependents immediately prior to the date of termination, such dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (x) the end of the eighteenth (18th) month following the month in which the


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date of termination occurred, or (y) the date that the Executive and his dependents become covered under another employer's group health, dental, vision and life insurance plans that provide Executive and his dependents with comparable benefits and levels of coverage. For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for Executive and his dependents shall be the date upon which the Company-Paid Coverage terminates.

          (iii) forgive any remaining amounts due on the loans described in
Section 3(d), and within 30 days of such forgiveness of indebtedness shall pay Executive in a single lump sum an amount ("Gross-Up Payment") such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes and excise tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the total federal and state taxes imposed upon the forgiveness of indebtedness.

     (e)  By Executive Other Than For Good Reason. At any time after the Term
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Date, Executive may terminate his employment, other than for Good Reason, by providing Company at least sixty (60) days' advance written notice. Company shall have the option, in its complete discretion, to make Executive's termination effective at any time prior to the end of such notice period. Should Executive terminate his employment under this provision, Company shall pay Executive all salary and incentive compensation earned through the last day actually worked, plus an amount equal to the base salary Executive would have earned through the balance of the above notice period, not to exceed sixty (60) days. Thereafter, except as set forth herein, all of Company's obligations under this Agreement shall cease.

     (f)  Termination of Employment After Change in Control. Upon the occurrence
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of a Change of Control, as defined in the Change of Control Retention Agreement dated ___________, between Company and Executive, Executive shall become entitled to retention or severance benefits in accordance with that agreement, and the provisions of this Section 4 shall no longer apply.

     (g)  Definitions.
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          (i)  Cause. Termination shall be for "Cause" if:
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               (A) Executive grossly neglects significant duties he is required to perform or egregiously violates a material written policy of Company, other than as a result of incapacity due to physical or mental illness, and, after (A) being warned in writing, and (B) having had a reasonable opportunity to cure (the length of such cure period to be determined by taking into account the nature of the conduct resulting in the warning, but in no event to be less than 30 days), continues to grossly neglect such duties or egregiously violate the specified Company policy;

               (B) Executive commits a material act of dishonesty or fraud; or

               (C) Executive is convicted of any serious felony.

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          (ii)  Good Reason. "Good Reason" means any one or more of the
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following:


                (A) a significant reduction in Executive's title, authority, duties or reporting relationships provided, however, that "Good Reason" shall not exist merely by reason of a Change of Control to the extent that after such Change of Control, Executive is the Chief Executive Officer of the Company;

                (B) without Executive's express written consent, the relocation of Executive's principal place of employment to a location more than thirty (30) miles from Executive's residence;

                (C) any failure by Company or its affiliates to pay, or any reduction by Company or its affiliates of, Executive's Base Salary, Incentive Compensation, Equity Compensation, Relocation Assistance, or Benefits under Sections 3(a)-(e), unless such failure to pay or reduction is completely cured by Company within the thirty (30) day period immediately following written notice from Executive to Company of such failure or reduction;

          (iii) Other than for Cause. Termination shall be "other than for
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Cause" unless Executive is terminated for engaging in conduct described in
Section 4(g)(i)(A)-(C).

5.  No Solicitation/Raiding of Employees. Executive acknowledges and agrees that
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Company has invested substantial time and effort in assembling its staff.
Accordingly, Executive agrees and covenants that, for a period of eighteen (18) months following the termination of his employment with Company pursuant to
Section 4(d), above, Executive will not, directly or indirectly, attempt to recruit, induce or solicit any employee to leave his/her employment with Company.

6.  Non-Disclosure. Executive agrees to maintain in strict confidence any
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confidential and proprietary information pertaining to the business of Company, its agents, representatives, officers, staff and all related entities.

7.  Consideration for No Solicitation/Raiding of Employees and Non-Disclosure.
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In consideration of Executive's covenants and promises herein contained in paragraphs 5 and 6, and notwithstanding any provision in any Stock Option Plan or Stock Agreement, 1/3 of the shares subject to unvested stock options held by Executive, and 1/3 of any unvested restricted stock held by Executive, shall be vested immediately upon the termination of his employment with the Company pursuant to section 4(d) above. Executive shall have until the first anniversary of the date of termination to exercise any such options as to which the vesting shall have been accelerated in accordance with this section 7.

8.  Notices.
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   (a)    General. Notices and all other communications contemplated by this
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Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, one day following mailing via Federal Express or similar overnight courier service, upon facsimile transmission, after confirmation of receipt of such transmission, or as of five business days after deposit in the United States mail in a sealed envelope, registered or certified, with postage

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prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

     (b) Notice of Termination. Any termination by the Company for Cause or by
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Executive pursuant to a Voluntary Termination for Good Reason shall be communicated by a notice of termination to the other party hereto given in accordance with subsection (a), above, and after the period for cure, as required by Section 4(g), has been provided. Such notice shall indicate the specific termination provision in this Agreement relied upon, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated and specify the termination date, which shall be not more than thirty (30) days after the giving of such notice. The failure by Executive to include in the notice any fact or circumstance which contributes to a showing of a voluntary termination for Good Reason shall not waive any right of Executive hereunder or preclude Executive from asserting such fact or circumstance in enforcing his rights hereunder.

9.   Miscellaneous Provisions.
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     (a) No Duty to Mitigate. Executive shall not be required to mitigate the
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value of any benefits contemplated by the Agreement, nor shall any such benefits be reduced by any earnings or benefits that Executive may receive from any other source.

     (b) Waiver. No provision of this Agreement shall be modified, waived or
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discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

     (c) Entire Agreement. No agreements, representations or understandings
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(whether oral or written, express or implied) which are not expressly set forth or referenced in this Agreement (including without limitation the Interest-Bearing Loan, the Interest Free Loan, the Change of Control Retention Agreement between Executive and Company, dated ________________, the Symmetricom Executive Medical Plan) have been made or entered into by either party with respect to the subject matter hereof. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof. To the extent the terms of this Agreement conflict in any way with the terms of any other agreement between the Company and the Executive, the terms of this Agreement shall control.

     (d) Choice of Law. The validity, interpretation, construction and
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performance of this Agreement shall be governed by the laws of the State of
California, with the exception of its conflict of laws provisions.

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     (e) Severability. The invalidity or unenforceability of any provision of
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this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     (f) Counterparts. This Agreement may be executed in counterparts, each of
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which shall be deemed an original, but all of which together shall constitute one and the same document.

     (g) Attorneys' Fees. Company hereby agrees to pay the cost of Executive's
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attorney's fees reasonably incurred in negotiating and documenting the terms of this Agreement. In the event of a controversy arising in connection with the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to receive the cost of his or its reasonable attorney's fees from the nonprevailing party.

     The parties have duly executed this Agreement, effective as of the date first written above.

THOMAS W. STEIPP                         SYMMETRICOM, INC.


/s/                                      /s/
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Date:  July 1, 2001                      By:   Krish A. Prabhu
       -------------------------               --------------------------


                                         Its:  Chairman, Symmetricom, Inc.
                                               Compensation Committee
                                               Member, Board of Directors,
                                               Symmetricom
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                                         Date: July 1, 2001
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